Exhibit 10.12

GUARANTY FEE AGREEMENT

THIS GUARANTY FEE AGREEMENT (the “Agreement”) is made as of December 4, 2015 (the “Effective Date”), by and between Jonathan P. Carroll (“Guarantor”) and Lazarus Refining & Marketing, LLC, a Delaware limited liability company (“LRM”).  Guarantor and LRM are sometimes referred to herein as the "Parties".

WHEREAS, LRM entered into a Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) dated December 4, 2015, with Sovereign Bank (“Lender”) as evidenced by that certain Promissory Note (the “Note”) of even date with the Loan Agreement, in the original principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00); and

WHEREAS, as a condition precedent to Lender’s obligations to extend credit to LRM under the Loan Agreement, Lender required the execution and delivery of an unconditional guaranty as security for the obligations of LRM under the Loan Agreement and Note; and

WHEREAS, Guarantor entered into a United States Department of Agriculture Rural Development Unconditional Guarantee, Business and Industry Guaranteed Loan Program (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) of even date with the Loan Agreement and Note in favor of Lender to secure LRM’s obligations under the Loan Agreement and Note.

NOW, THEREFORE, in consideration of the Guaranty and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by LRM, the Parties agree as follows:

1.             Payment of Fee.  LRM shall pay Guarantor or assignee a fee in an amount equal to two percent (2.00%) per annum, paid monthly, of the outstanding principal balance owed under the Loan Agreement (the “Guaranty Fee”).  Amounts payable to Guarantor as the Guaranty Fee shall be paid at the end of each calendar month.

2.             Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Texas without reference to any conflict of law provision.

3.             Counterparts.  This Agreement may be executed in multiple counterparts, including counterparts transmitted by facsimile, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

	LAZARUS REFINING & MARKETING, LLC		JONATHAN P. CARROLL

By:	/s/ TOMMY L. BYRD	By:	/s/ JONATHAN P. CARROLL
	Tommy L. Byrd		Jonathan P. Carroll